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Somatuline® Depot Receives FDA Marketing Approval

for the Treatment of Acromegaly

--Tercica Management Will Hold a Conference Call

on August 31 at 9:00 a.m. EDT / 6:00 a.m. PDT--

BRISBANE, Calif., August 30, 2007 - Tercica, Inc. (NASDAQ: TRCA) today announced that its partner Ipsen (Euronext: IPN) has received notice of approval from the U.S. Food and Drug Administration (FDA) for marketing Somatuline® Depot (lanreotide) injection 60, 90 and 120 mg/ml in the United States.

Somatuline® Depot is indicated for the long-term treatment of acromegaly in patients who have had an inadequate response to surgery and/or radiotherapy, or for whom surgery and/or radiotherapy is not an option. Somatuline® Depot will be available in a pre-filled syringe eliminating any need for reconstitution and thus enabling freedom of easy administration to patients. The FDA has also designated Somatuline® Depot as an orphan drug for acromegaly. The Orphan Drug Act provides a seven-year period of exclusive marketing to the first manufacturer who obtains marketing approval for a designated orphan product.

In October 2006, Ipsen granted to Tercica the development and commercialization rights for Somatuline® Depot in the United States and Canada. At the same time, Ipsen acquired a 25% stake in Tercica on a non-diluted basis. According to the terms of the agreement, the FDA approval of Somatuline® Depot triggers a 30 million (Euros) (approximately $41 million) milestone payment that Tercica will pay to Ipsen by issuing a convertible bond (converted into Tercica common stock at a conversion price of 5.92 (Euros)). Tercica will simultaneously issue an additional $15 million convertible bond to Ipsen (converted into Tercica common stock at a conversion price of $7.41), which will be paid in cash to Tercica.

"We are delighted with the approval of Somatuline Depot. Somatuline Depot is the only long-acting acromegaly therapy available in a pre-filled syringe, and the only long-acting somatostatin analogue that does not require reconstitution prior to injection. Somatuline Depot provides a significant medical advance for the treatment of acromegaly by offering physicians, nurses, and patients the freedom of easy injections and ready-to-go simplicity. We expect to launch Somatuline Depot in the U.S. in approximately eight weeks," said John A. Scarlett, M.D., Tercica's President and Chief Executive Officer. "The approval of Somatuline Depot represents a major step in our goal of establishing Tercica as the leading U.S. endocrine and metabolic company. This will be the second market introduction of an important endocrine product made by Tercica within a two-year period. Tercica has now become a well balanced biotechnology company with two commercial products and an exciting pipeline that includes our next generation growth hormone products targeting existing billion dollar market opportunities," added Dr. Scarlett.

About Acromegaly

Acromegaly is a disorder caused by the over-production of growth hormone usually by a benign tumor of the anterior pituitary gland. Acromegaly occurs in approximately 60 people per million of population. In acromegaly patients, the pituitary gland releases too much growth hormone into the bloodstream, the growth hormone then triggers the liver to produce IGF-1, which in turn directly stimulates bone and tissue growth. The most common signs and symptoms of this serious condition include: enlarged hands, feet, and head; facial changes such as bulging forehead, enlarged lower jaw, tongue and lips; wider spacing between teeth; enlarged heart, liver, kidneys, spleen and other organs; joint pain and fatigue; reduced sex drive; and loss of concentration.

About the Marketing Approval

This decision follows the filing by Ipsen of a New Drug Application (NDA) for Somatuline® Depot in the United States in December 2006. The effect of Somatuline® Depot on reducing growth hormone and IGF-levels and control of symptoms in patients with acromegaly was studied in two long-term, multiple-dose, randomized multicenter studies performed in the United States and in Europe. Somatuline® Depot demonstrated its ability to decrease the levels of growth hormone and IGF-1 in the majority of patients over a one-year period.

About Somatuline® Depot

Somatuline® Depot (also marketed as Somatuline® Autogel® outside the United States) is a sustained-release formulation for injection containing lanreotide, a somatostatin analogue (a hormone that inhibits the release of growth hormone). Somatuline® Depot was initially developed and continues to be used mainly in the treatment of acromegaly, a disorder caused by the over-production of growth hormone or prolactin due to a benign tumor of the anterior pituitary gland. This product subsequently underwent further development in Europe in the treatment of symptoms associated with neuroendocrine tumors (particularly of a carcinoid type). Ipsen believes that the Somatuline® Depot formulation, to which it holds the patent, represents a major technological advance. As far as Ipsen is aware, this represents the first semi-solid formulation for injection without any excipient, since the active substance itself controls the sustained release. Somatuline® Depot releases the active substance with no excipient other than water over a period of at least 28 days, thus requiring just one injection per month, compared with the two or three injections previously necessary. This product is presented in a pre-filled syringe for easier administration.

Active Substance

The active substance in Somatuline® Depot is lanreotide, which inhibits the growth and secretion of several endocrine, exocrine and paracrine functions. It is particularly effective in inhibiting the secretion of growth hormone.

Indications

Somatuline® Depot is indicated for the treatment of acromegaly when circulating levels of growth hormone remain high despite surgery or radiotherapy. Somatuline® inhibits growth hormone release and thus controls the therapeutic and relieves the symptoms associated with elevated levels of this hormone.

Marketing

Long-acting lanreotide (Somatuline® Depot) is marketed in almost 60 countries (including 26 in Europe) by Ipsen for the treatment of acromegaly and neuroendocrine tumors or acromegaly alone. In 2006, more than 7,000 patients were on long-acting Somatuline® therapy worldwide.

Somatuline® had sales of 92 million (Euros) (approximately $125 million) in 2006, out of which 68% were generated by in the major Western European countries (France, Germany, Italy, Spain and the United Kingdom). Long-acting Somatuline® accounted for 86% of total sales of this product. Somatuline® products are prescribed mainly by endocrinologists, gastroenterologists, oncologists, surgeons and intensive care specialists.

Conference Call and Webcast Information

Tercica's senior management team will host an investment community conference call tomorrow to discuss the FDA approval beginning at 9:00 a.m. EDT. To access the live teleconference, please dial (888) 803-8296 (U.S.) or (706) 634-1250 (international) and reference the conference ID# 15459858. To access the webcast, please go to the Events page on the Investors section of the Company's Web site at www.tercica.com.

A telephone replay will be available approximately two hours after the call for 48 hours by dialing (800) 642-1687 from the U.S., or (706) 645-9291 for international callers and entering reservation number 15459858. A replay of the webcast will be available on the Company's Web site for 21 days at www.tercica.com.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for pediatric and adult growth disorders, and for adult metabolic disorders. For further information on Tercica, please visit www.tercica.com.

About Ipsen

Ipsen is a European pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. The company's development strategy is based on a combination of products in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders) which are growth drivers, and primary care products which contribute significantly to its research financing. This strategy is also supported by an active policy of partnerships. The location of its four R&D centers (Paris, Boston, Barcelona, London) gives the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. In 2006, Research and Development expenditure was 178.3 million (Euros), i.e. 20.7% of consolidated sales, which amounted to 861.7 million (Euros) while total revenues amounted to 945.3 million (Euros) (in IFRS). 700 people in R&D are dedicated to the discovery and development of innovative drugs for patient care. Ipsen's shares are traded on Segment A of Eurolist by EuronextTM (stock code: IPN, ISIN code: FR0010259150). Ipsen's shares are eligible to the "Service de Reglement Differe" ("SRD") and the Group is part of the SBF 250 index. For more information on Ipsen, visit its Web site at www.ipsen.com.

Tercica's Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning the Company's prospects and expectations, including without limitation, that the Company expects to launch Somatuline® Depot in the United States in approximately eight weeks. Because Tercica's forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties related to the following: (i) the launch of Somatuline® Depot in the United States depends on how long it will take to manufacture the new syringes and packaging for the United States; (ii) the risks and uncertainties disclosed from time-to-time in reports filed by Tercica, including most recently Tercica's Form 10-Q for the quarter ending June 30, 2007 filed with the SEC on August 2, 2007. Tercica disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

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